Exhibit 99.2

Icahn Enterprises L.P. Announces Definitive Agreement to
Sell Ferrous Resources Limited, At Enterprise Value of Approximately $550 Million

NEW YORK, NEW YORK, December 5, 2018  -- Icahn Enterprises L.P.(NASDAQ: IEP) ("Icahn Enterprises") announced that on December 4, 2018, its majority-owned subsidiary, of which we own 77%, Ferrous Resources Limited, Inc. (“Ferrous”), entered into a definitive agreement to merge with a wholly-owned subsidiary of Vale S.A., for total consideration of approximately $550 million (including indebtedness that will be repaid at closing).

Icahn Enterprises first acquired an interest in Ferrous in 2012, and subsequently acquired its controlling interest in 2015. Even under challenging circumstances created by volatile commodity markets over the past several years, we deployed our activist modus operandi and guided the company through turbulent times. Given the company’s challenging cash-flow position just a few years ago, we believe today’s transaction represents a very positive outcome for IEP shareholders.

Carl C. Icahn, Chairman of Icahn Enterprises, stated: “As committed, long-term investors, we stood by Ferrous and invested additional capital in the form of both debt and equity, moved forward with critical growth capex projects and did all of this at a time when others were fleeing the sector. By investing additional capital and leading the company with a strong and effective Board of Directors, we were able to stabilize and improve Ferrous’ situation, which laid the groundwork for this transaction.”

The transaction is expected to close in 2019, subject to receiving antitrust approval in Brazil, and other customary closing conditions. The transaction is not subject to due diligence or financing conditions.

About Icahn Enterprises L.P.

Icahn Enterprises, a master limited partnership, is a diversified holding company engaged in eight primary business segments: Investment, Automotive, Energy, Mining, Food Packaging, Metals, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors, including risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our ability to continue to conduct our activities in a manner so as to not be deemed an investment company under the Investment Company Act of 1940, as amended; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risks related to our mining operations, including the volatility of the global price of iron ore and global demand levels for iron ore; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Contact:
Investor Contact:
SungHwan Cho
Chief Financial Officer
(212) 702-4300

Source: Icahn Enterprises L.P.